UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 9, 2009, Panacos Pharmaceuticals, Inc. (the “Company”) entered into a lease termination agreement (the “Termination Agreement”) with Saul Holdings Limited Partnership (“Saul”). Under the Termination Agreement, the Company and Saul agreed to cancel and terminate, effective as of March 31, 2009, the Lease Agreement between the Company and Saul, dated July 10, 2001, the Assignment and Amendment to Lease, dated March 18, 2005, and the Second Amendment to Lease, dated March 21, 2006 (collectively, the “Lease”) for 14,902 square feet of space in Avenel Business Park, Phase II located at 209 Perry Parkway, Gaithersburg, Maryland. In consideration for the Lease termination, the Company agreed to pay to Saul $268,592.80, of which $134,296.40 has been paid and $134,296.40 is payable on or before March 31, 2009. The Company has determined to enter into the Termination Agreement and vacate its Gaithersburg, Maryland facility in order to preserve the Company’s limited remaining financial resources for the operation of the Company’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: March 12, 2009	By:	/S/ Alan W. Dunton
Alan W. Dunton, M.D.
President and Chief Executive Officer